Exhibit 99.1

Zoned Properties Strengthens Partnership with National Cannabis Retail Franchisor, The Open Dør

Expands Investment Position & Solidifies Real Estate Opportunity

SCOTTSDALE, Ariz., February 19, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (OTCQB: ZDPY), a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for the regulated cannabis industry, positioning the company for property acquisitions and revenue growth, today announced that the company has contributed an additional $100,000 in investment capital to The Open Dør, a national cannabis retail franchisor, and will directly benefit from franchise sales and expansion.

Transaction Details

●	Zoned Properties has increased its investment position in The Open Dør to $200,000 after completing an Amended and Restated Convertible Debenture.
●	The Amended and Restated Convertible Debenture includes 6.5% interest rate on the investment capital and matures in March 2025.
●	The Amended and Restated Convertible Debenture provides an opportunity for Zoned Properties to convert its investment position into an equity position in The Open Dør of up to 33%.
●	As consideration for entering into the Amended and Restated Convertible Debenture, Zoned Properties gains the benefit of receiving a portion of Initial Franchise Fees and Renewal Franchise Fees upon the successful sale or renewal of any new franchise location.

“Following the years of market research, conceptualization, and foundational business development that has produced the launch of The Open Dør this past December, we have already seen more interest, momentum, and opportunity than originally anticipated,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties, Inc. “We believe that strengthening our investment position and the partnership between Zoned Properties and The Open Dør was an opportune next step for all parties as we push forward on market growth opportunities.”

“Having Zoned Properties as a partner in our business is one of the key advantages for license holders and investors working with The Open Dør. The expertise and financial support that the firm brings to The Open Dør is a true competitive advantage for the franchise space in the cannabis industry,” said Kathryn Blackwell, CEO and Co-Founder of The Open Dør.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for clients in the regulated cannabis industry, positioning the company for real estate acquisitions and revenue growth. We intend to pioneer sustainable development for emerging industries, including the regulated cannabis industry. We are an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. We focus on investing capital to acquire and develop commercial properties to be leased on a triple-net basis, and engaging clients that face zoning, permitting, development, and operational challenges. We provide development strategies and advisory services that could potentially have a major impact on cash flow and property value. We do not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

Website: www.ZonedProperties.com

Twitter: @ZonedProperties

LinkedIN: @ZonedProperties

About The Open Dør

Established in 2020, The Open Dør is a national cannabis retail franchise offering license holders and industry stakeholders the opportunity to invest in a turnkey dispensary model in legal medical marijuana and adult-use markets. Headquartered in Scottsdale, Arizona, The Open Dør leadership team includes co-founder and CEO Kathryn Blackwell, co-founder and COO Chelsea Mulligan, and Strategic Real Estate Advisor Bryan McLaren.

Designed to remove the complexities from dispensary operations, The Open Dør cannabis franchise opportunity includes license to brand name, access to architectural dispensary drawings, product contracts and negotiations, operational procedures and support, staff training and educational modules, real estate and zoning guidance, corporate social responsibility assimilation, as well as ongoing support.

The Open Dør headquarters are located at 14269 N 87th Street, Suite 205, in Scottsdale, Arizona, 85260. For more information visit TheOpenDor.com or phone (888) 317-3677.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. At this time, we do not foresee any material changes to our operations from COVID-19. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com